Exhibit 99

FRONTIER FINANCIAL CORPORATION                                 Contact:
332 SW Everett Mall Way                                        Robert J. Dickson
Everett, WA  98204                                             President & CEO
                                                               425-514-0700

NEWS RELEASE

For release March 20, 2003,  10:00 A.M. PST

                    FRONTIER FINANCIAL CORPORATION ANNOUNCES
                          SECOND QUARTER CASH DIVIDEND

EVERETT, WASHINGTON - March 20, 2003 - The Board of Directors of Frontier Financial Corporation (NASDAQ:FTBK), has declared a $.17 per share second quarter cash dividend to shareowners of record as of April 14, 2003 and payable April 28, 2003.

     "This represents a 13.3% increase over the second quarter of 2002 and is the fourteenth consecutive quarter in which the cash dividend has increased. Frontier paid a dividend of $.165 per share to shareowners in the first quarter of 2003" said Bob Dickson, President and CEO.

     Frontier Financial Corporation headquartered in Everett, Washington, is the parent company of Frontier Bank which operates thirty-eight banking offices in eight counties in northwest Washington.

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Information herein contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may", "expected", "anticipate", "estimate", "continue" or other comparable words. In addition, all statements other than statements of historical facts that address activities that Frontier expects or anticipates will or may occur in the future are forward- looking statements. Readers are encouraged to read the SEC reports of Frontier particularly its Form 10-K for the Fiscal Year Ended December 31, 2001, for meaningful cautionary language discussing why actual results may vary materially from those anticipated by management.